Exhibit 10.4
AMENDMENT NUMBER 1
TO ADJUVANT LICENSE AGREEMENT
AND ADJUVANT SUPPLY AGREEMENT
     THIS AMENDMENT NUMBER 1 (the “Amendment”) to the ADJUVANT LICENSE AGREEMENT (the “License Agreement”) and the ADJUVANT SUPPLY AGREEMENT (the “Supply Agreement”) each dated OCTOBER 20, 2004 is made and entered into as of the eighth day of August, 2008, by and between CORIXA CORPORATION, d/b/a GlaxoSmithKline Biologicals N.A., a Delaware corporation, having offices at 553 Old Corvallis Road Hamilton, MT 59840, (hereinafter referred to as GSK, (the acquiring entity of all stock and assets of CORIXA CORPORATION)) and BIOMIRA MANAGEMENT INC. (the assignee of the rights of Biomira International, Inc. under the License Agreement and the Supply Agreement), a Delaware corporation, having offices at 2601 Fourth Avenue, Suite 500, Seattle, WA 98121 (“Biomira”).
     WHEREAS, Biomira and GSK are parties to the License Agreement and the Supply Agreement, providing for the license and supply of MPL ADJUVANT to develop and market Products;
     AND WHEREAS, Biomira and GSK desire to amend the License Agreement and the Supply Agreement upon the terms and conditions noted below;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Section 2.5 of the License Agreement is amended by deleting of such provision in its entirety and replacing it with the following clause;
“2.5 Diligence. Biomira agrees to use its reasonable commercial efforts in conducting clinical studies, and to use its reasonable commercial efforts to obtain the appropriate regulatory approval for Products in those countries in the Territory where it is economically reasonable for Biomira to do so. Biomira shall use reasonable commercial efforts to have a commercial launch of a Product in the United States or in a country in a Major Market by the end of the calendar year 2015, provided, however, if such commercial launch has not occurred by the end of the calendar year 2015 and GSK has not provided Biomira with written notice by no later than the end of the calendar year 2013 of GSK’s intent to require the parties to negotiate in good faith an amendment to the Supply Agreement or a new supply agreement that sets forth the terms and conditions of the continued supply by GSK to Biomira of Licensed Adjuvant post-2013, then GSK shall determine, in its sole discretion, if GSK desires to continue the supply Licensed Adjuvant to Biomira beyond December 31, 2015.”
     2. Section 2.1 of the Supply Agreement is amended by deleting such provision in its entirety and replacing it with the following clause;

“2.1 Firm Forecast. Subject to the terms and conditions of this Agreement including, without limitation, those of Section 6, GSK agrees to supply Biomira, and Biomira agrees to purchase from GSK, Biomira’s requirements for Licensed Adjuvant for use in any and all preclinical and clinical research and trials for, and for the manufacture of, Products during the Term of this Agreement. On or before December 10, 2008 (the “Forecast Date”), Biomira shall provide GSK with a forecast (each forecast provided pursuant to this Section 2.1 shall be referred to herein as a “Firm Forecast”), substantially in the form attached hereto as Appendix 3, of Biomira’s requirements for quantities of Licensed Adjuvant in each of the eight (8) calendar quarters for the period commencing on April 1, 2009 and ending on March 31, 2011. On each three month anniversary of the Forecast Date thereafter during the Term, Biomira shall deliver to GSK an undated Firm Forecast of its requirements of Licensed Adjuvant in each of the eight (8) calendar quarters during the period beginning where the first quarter of the prior Firm Forecast left-off and ending one (1) quarter after the prior Firm Forecast, With respect to any such updated Firm Forecast, Biomira’s specified requirements for Licensed Adjuvant in the fourth, fifth, sixth and seventh quarters thereof will be between minimum fifty (50%) percent and maximum one hundred and twenty-five (125%) percent of the quantity of Licensed Adjuvant specified for, respectively, the fifth, sixth, seventh and eight quarters of the prior Firm Forecast. In addition, the parties agree to meet (in person or by telephone) once per calendar year during the Term to discuss Biomira’s ten (10)-year projections of its needs for Licensed Adjuvant and such discussions and projections shall be non-binding and are intended simply to aid the parties in planning.”
     3. Section 2.2, of the Supply Agreement is amended by deleting such provision in its entirety and replacing it with the following clause:
“Section 2.2 Certain Purchase Obligations. Subject to Section 4.1 of this Agreement, the amount of Licensed Adjuvant forecast in the first four quarters (4) of each Firm Forecast automatically shall be Biomira’s firm and biding purchase order. Therefore, Biomira shall be obligated to purchase, and GSK shall be obligated to sell; and deliver, one-hundred percent (100%) of the amount specified within the first four (4) quarters of a Firm Forecast in accordance with this Agreement. Biomira shall order Licensed Adjuvant in two gram (2 gr) increments, and GSK shall deliver Licensed Adjuvant in two gram (2 gr) vials. The foregoing vial configuration may be adjusted by mutual agreement in writing of the parties.”
     4. Appendix 3 of the Supply Agreement is amended by deleting such appendix in its entirety and replacing it with the form of Appendix 3 attached to this Amendment.
     5. Except as provided herein, all other terms, conditions and provisions of the License Agreement and the Supply Agreement remain in full force and effect.
     6. This Amendment shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     7. This Amendment, the License Agreement and the Supply Agreement, including all documents referred to herein and attached hereto, constitute the entire agreement of the parties on the subject matter hereof and supersede all prior representations, understandings and agreements between the parties with respect to such subject matter, The documents referred to herein and attached hereto shall be read together with this Amendment, the License Agreement and the Supply Agreement to determine the parties’ intent. In the event of a conflict between or among such documents, the documents shall govern in this order: (1) the License Agreement or the Supply Agreement, as the case may be, (2) this Amendment, (3) the applicable statement of work, if any, and (4) a change order, if any, related to the applicable statement of work, if any.
     8. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized corporate officers or representatives as of the date first above written.

Biomira Management Inc.		GSK Corporation d/b/a/
GlaxoSmithKline Biologicals N.A.

By:	/s/ Gary Christianson	By:	/s/ Jean Stephenne

Name:	Gary Christianson	Name:	Jean Stephenne
Title:	Chief Operating Officer	Title:	CEO, GSK Bio
Date:	August 29, 2008	Date:	September 2, 2008

APPENDIX 3 — Firm Forecast Mechanism (Example)

Issued Quarterly	1st year	100% binding (no variation allowed)

	2nd year	50% binding (max. 25% increase allowed from one revision to another one)

Issued yearly in December	3 > 10th year	0% binding (for information only)

2009	2009	2009	2010	2010	2010	2010	2011	2011	2011	2011	2012	2013	2014	2015	2016	2017	2018
Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
10g	10g	10g	10g	20g	20g	20g	20g	100g				250g	300g	400g	500g	600g	700g
done	10g	10g	10g	10g	20g	10g	15g	25g	75g			250g	300g	400g	500g	600g	700g
done	done	10g	10g	10g	25g	10g	18.75g	25g	25g	50g		250g	300g	400g	500g	600g	700g
done	done	done	10g	10g	25g	12.5g	20g	25g	25g	25g	25g	250g	300g	400g	500g	600g	700g
done	done	done	done	10g	25g	12.5g	15g	25g	25g	25g	25g	250g	300g	400g	500g	600g	700g
Purchase orders must be sent a minimum of 90 days prior the beginning of each calendar quarter.